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                                                                    Exhibit 10.1

April 20, 2005


VIA E-MAIL
Mr. James L. Fritzemeier
President
Advisors REIT I
Suite 230
8301 E. 21st Street North
Wichita, Kansas 67206

Dear Mr. Fritzemeir:

The process of researching and selecting a new transfer agent to whom you will entrust your shareholder records is an important one. Several factors must be considered. Performance and price are among the most important factors, and American Stock Transfer & Trust Company ("AST") certainly will exceed your expectations in both of these arenas.

The prestigious GROUP FIVE SURVEY HAS ONCE AGAIN RATED AST #1 IN CLIENT SATISFACTION, A DISTINCTION WE HAVE ENJOYED FOR FIVE CONSECUTIVE YEARS. In spite of this recognition, our commitment to client and shareholder satisfaction has not waned. We recognize that, as the leader in our industry, we must continually strive to improve the level and scope of our services.

AST acts as transfer agent and registrar for approximately 2,500 public companies, maintaining well over 6 million shareholder accounts. As the largest stock transfer agent in the country (judged by number of public companies as clients), AST has time and again demonstrated the flexibility and can-do attitude necessary to service such a diverse group of clients. The services we offer are of the highest caliber and, because of the volume of business that we do, we are able to deliver these services at substantial savings.

AST HAS A PROVEN TRACK RECORD OF INDUSTRY-LEADING TECHNOLOGICAL INNOVATION. Our simple-to understand web interface, provided to both clients and shareholders, allows full access to account review and transaction processing functionality. WE WOULD WELCOME THE OPPORTUNITY TO PROVIDE YOU A COMPREHENSIVE DEMONSTRATION OF OUR ONLINE CLIENT AND SHAREHOLDER CAPABILITIES.

American Stock Transfer & Trust Company will provide Advisors REIT I with transfer and escrow services for a monthly fee of $1,300 (payable beginning in the month in which the first escrow investment or investment file is submitted to AST), plus a one-time fee of $25.00 per account created. In addition, there will be a $3,500 closing fee and a $2,500 setup fee, payable upon the appointment of AST. As outlined more specifically herein, THIS FEE ARRANGEMENT INCLUDES ALL STANDARD TRANSFER SERVICES AND

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TRANSMISSIONS BETWEEN AST AND NFS (as described more specifically in Exhibit A).
The only other charges you will incur are out-of-pocket expenses for items such as stationary, envelopes, printing, courier services, etc.

THE FOLLOWING SERVICES ARE ALL INCLUDED IN AST'S FLAT MONTHLY FEE:

TECHNOLOGY & INTERNET SERVICES
AST's website, www.amstock.com, offers SHAREHOLDERS the ability to:

- Retrieve account information (including outstanding certificates and checks) 24 hours a day, 7 days a week
- Review frequently asked questions, including transfer requirements.
- Download forms (e.g., affidavit of domicile, Form W8/W9, letters of transmittal, stock power, etc.)
- Change account addresses
- Obtain a duplicate Form 1099
- Sign up for electronic delivery of proxy materials
- Review concise and plain-English descriptions of current corporate actions and other significant company events
- Send e-mail inquiries concerning their account, or conduct an online chat session with one of our service representatives.

AST's website offers CLIENT COMPANIES the ability to:

- Review specific shareholder accounts, utilizing a variety of available search criteria
- Access specific account types (e.g., treasury or reserve shares) or review specific categories of shareholder accounts (e.g., VIP accounts, officers and directors), all at the touch of a button
- Obtain shareholder lists and other reports in a variety of formats
- Access detailed proxy information and reports
- Obtain total outstanding share balances for any date after 1996 and/or a list of transactions affecting outstanding shares within a specified date range
- Utilize our reporting tool to generate comprehensive reports in a real-time environment, with immediate e-mail delivery
- Issue stock options and effect delivery through the DWAC system, all via the internet
- Update the company profile

AST's Integrated Voice Response System (IVR), permits SHAREHOLDERS to:

- Obtain account-specific information, including account balance
- Request a duplicate 1099 form, with delivery via mail or fax
- Request a transfer package, with delivery via mail or fax
- Request forms to effect address changes
- Obtain information pertaining to current corporate actions or other significant company events.

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ANNUAL SHAREHOLDER MEETING

- Designing a customized proxy card
- Minimizing postage and material costs by sending multiple cards to a single household in one package, or providing other merging options, at the direction of the company
- Soliciting proxy votes for routine meetings
- Tabulating proxies
- Establishing system connections to ADP and other broker sources.
- Transmitting daily proxy tabulation reports to the company and/or its proxy solicitor via e-mail (in addition to on-demand reports available through the website)
- Preparing Proxy Tabulation Reports.

SHAREHOLDER SERVICES

- Providing a toll-free telephone number for shareholder and broker inquiries, with all calls directed to our state-of-the-art call center
- Promptly addressing written correspondence, e-mails and live chat sessions

CASH DISTRIBUTION PAYMENTS

- Providing check register and other dividend reports to company

TRANSFERS/CERTIFICATE ISSUANCES

- Processing all transfers, whether routine or restricted
- Posting all debit and credit certificate transactions
- Creating book entry DRS positions
- Participating in the DRS Profile system, allowing broker "sweeps" of registered positions
- Interfacing electronically with DTC/Cede & Co.

ACCOUNT MAINTENANCE

- Maintaining all shareholder accounts, including opening new accounts, consolidating existing accounts and closing inactive accounts
- Processing address changes, including dividend addresses and/or seasonal addresses
- Placing, maintaining and removing stop transfer notations
- Soliciting Social Security certifications

REPORTS

- Daily e-mail of all transfer activity detail
- Furnishing of UNLIMITED shareholder lists, sorted by company-designated criteria
- Providing UNLIMITED sets of mailing labels.

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- Some of the available reports include:
     - Share range analysis
     - Certificate history
     - Geographic shareholder analysis
     - Net change analysis
     - Proxy tabulation results (either individual, broker or total)
     - List of largest shareholders voted or unvoted

MAILINGS

- Monitoring and suppressing undeliverable mail until correct address is located
- Distributing quarterlies and/or other company materials
- Inserting basic enclosures with check or statement mailings

WEB-BASED ORIGINAL ISSUANCE/DWAC SYSTEM

- Deposit/Withdrawal at Custodian (DWAC's) and original issuances may be initiated from the client's desktop via the internet
- Same day processing of original issuances
- DWAC's generally credited within one hour of receipt
- Data for original issuances is entered by the client, ensuring that information is presented exactly as requested
- Multiple requests may be submitted on the same form at the same time
- Instant e-mail notification of submissions
- Notifications e-mailed to client when matching broker instructions have not been received
- Ability for brokers to log into the system and track the status of company-submitted items
- Daily and monthly transactions reports sent via e-mail
- Built-in security procedures

TAX FORMS

- Filing Form 1099-DIV and 1099-B statements with the Internal Revenue Service, as required
- Furnishing year-end 1099 forms to shareholders, and per-transaction 1099-B statements
- Providing duplicate copies of 1099 forms via internet, mail or fax

STOCK AUDIT/CONTROL BOOKS

- Maintaining accurate records of outstanding shares
- Responding to requests for audit confirmations
- Allowing clients web access to the total outstanding share balances for any date after 1996 and/or a list of transactions affecting outstanding shares within a specified date range
- Tracking client-specified reserve accounts

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REGULATORY COMPLIANCE

- Comparing shareholder accounts against the Office of Foreign Assets Control SDN list, to the extent required by law
- Performing SEC-mandated searches for lost shareholders
- Assisting the company in discharging its escheatment and/or abandoned property obligations

All of the above-referenced services are included in AST's flat monthly fee. The only additional charges for these services will be the associated out-of-pocket expenses (e.g., printing, stationary and envelopes, supplies, postage and handling, overnight couriers, etc.) and/or additional non-standard services.

I would also note that AST is a trust company licensed by the New York State Banking Department to exercise Corporate Trust powers. Should you at any time require Corporate Trust and Agency Services (e.g., trustee for a debt issue, escrow agent, paying agent, tender agency, subscription agent, rights agent, exchange agent, etc.), we would be able to provide such services at very competitive prices.

As the leading agent in an industry wherein automation and advanced computer technology are vital tools, we take pride in our multi-million dollar data processing facility. Our software, developed and maintained by our in-house professional staff, is constantly being upgraded to meet the needs of the industry in general and our clients in particular. The flexibility of our systems allows us to offer our services in a comprehensive, efficient and expeditious manner, while at the same time affording our clients substantial cost savings.

We operate in a company-owned 200,000 sq. ft. building complex. And, to insure our ability to offer the high-quality services our clients have grown accustomed to, all of our processing employees (including our shareholder service representatives) are located in our central facility and are direct employees of American Stock Transfer & Trust Company.

Stock transfer has been our one and only business for over thirty years and we are fully committed to providing services of the highest caliber at the most reasonable cost.

Very truly yours,
AMERICAN STOCK TRANSFER
& TRUST COMPANY
Accepted and agreed:


James L. Fritzemeier /s/
------------------------
Mr. James L. Fritzemeier, President
Advisors REIT I

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                              ADVISORS REIT I, INC.
                                 IPO SCHEDULE &
                                RESPONSIBILITIES

- REIT inserts investor information in subscription agreements for investor's signatures
- RIA qualifies and approves investors net worth and income suitability status
- RIA obtains investor's signatures
- RIA signs the subscription agreements
- REIT holds subscription agreements until $10 million has been accumulated
- REIT overnights the $10 million worth of subscription agreements to NFS with a disc containing a CSV file that has the following information for each separate investor:

- Name
- Address
- Taxpayer Identification Number
- NFS Account Number
- $ amount of Investment
- Number of Shares to be issued
- CUSIP Number for Advisors REIT I, Inc.

- NFS process the subscription agreements
- NFS wires $ to AST
- NFS overnights subscription agreement copies and data files to AST
- AST executes stock purchase after confirming that it has all necessary information to establish the shareholder accounts
- AST wires $10 million to Advisors REIT I, Inc.
- After the initial $10 million is wired the above process will continue on a periodic basis as is necessary depending on the volume of dollars raised.
- AST's will deliver to NFS trade confirmation and monthly reconciliation files via FTP in NFS defined format, with the following clarifications/exceptions: (a) file will include all accounts for this issue because all accounts are to be created through, and handled by, NFS; (b) there will be no reinvestment; (c) the Investor Name field will consist of the first three lines of registration, minus the last character of the third line; (d) provided that the funds are wired, the Fed Funds Wire number need not be included in the transmission file; (e) AST will use its categories of Account Ownership Type; (e) a process for interim liquidations will be worked out if and when the company elects to offer such a feature; (f) issues will be associated with a TIN and surrenders with a TOT.